UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (512) 427-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Registrant issued a press release dated February 15, 2006, announcing the filing of a registration statement on Form S-3 with the Securities and Exchange Commission. The universal shelf registration statement, when effective, will allow Brigham to issue common stock, preferred stock, depositary shares, warrants, senior debt and subordinated debt up to an aggregate amount of $300 million.  Brigham has no current plans to sell securities under this registration statement. The text of the press release is attached hereto as Exhibit 99.1.

Also as part of this registration statement, Brigham has registered 7,509,882 shares of its common stock and 505,051 shares of its Series A Preferred Stock that is owned by certain stockholders.  These stockholders have no current plans to sell securities under this registration statement.  Brigham will receive no proceeds that result from the sales of shares of common stock or Series A Preferred Stock made by these stockholders.

Item 9.01  Financial Statements and Exhibits

(d)     Exhibit 99.1     Press release dated February 15, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: February 15, 2006
	By:	/s/ Eugene B. Shepherd, Jr

Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

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INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press release dated February 15, 2006.